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                                   Exhibit 10

                     THE FIRST NATIONAL BANK OF BLUEFIELD

                EXECUTIVE SPLIT DOLLAR LIFE INSURANCE AGREEMENT


          This EXECUTIVE SPLIT DOLLAR LIFE INSURANCE AGREEMENT is made as of the 1st day of April, 1988, by and between The First National Bank of Bluefield, a West Virginia corporation (the "Company") and
                               , an executive employed by the Company (the
     --------------------------
     "Executive").

     1.   Definitions.    Where indicated by initial capital letters, the
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     following terms shall have the following meaning:

          (a) Agreement:     The Executive Split Dollar Life Insurance Agreement
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     (including Schedules and attachments) entered into between the Company and
     Executive pursuant to the Plan.

          (b) Amount:     The level of insurance specified by Executive in
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     Schedule A which shall not be more than 5 times Executive's Compensation.

          (c)   Beneficiary:     The person or persons designated in writing by
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     Executive to receive the Amount.

          (d) Cause:     Cause means, but is not limited to, a determination by
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     the Company that Executive may have been guilty of criminal conduct
     (regardless of whether proven or admitted), gross negligence or willful misconduct in the performance of his duties or otherwise, or has engaged in conduct which, if generally known, would bring discredit to or give rise to adverse publicity to the Company.

          (e) Compensation:     Compensation means the Executive's annual
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     rate of total cash compensation as in effect on January 1 of any year of an election to increase the Amount.

          (f) Insurer:     Crown Life Insurance Company, or any other insurance
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     company issuing a life insurance contract on Executive's life.

          (g)   Plan:     The First National Bank of Bluefield Executive Split
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     Dollar Life Insurance Plan.

          (h) Policy:     One or more life insurance contracts issued on the
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     life of Executive pursuant to the Plan as identified on Schedule A.

          (i) Recoverable Amount:     The Company's annual premium, exclusive of
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     any rating, less any amount received from the Executive, compounded at 6%
     interest (compounded annually).

          (j) Company Cumulative Outlay:     The Company's cumulative total
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     premiums paid to the Insurer, exclusive of ratings, less all amounts received from the Executive for the Policy.

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          (k) Roll-out:     Division of the policy into two separate policies,
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     one to be retained by the Company, and the other to be transferred to the
     Executive.

          (l) Retirement:     Termination of employment (except for Cause) after
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     attainment of age 55 with at least ten years of service.

     2.   Application of Insurance.    The Company will apply to the Insurer for
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     a Policy with a face amount at least equal to the amount of insurance to which the Executive is entitled under the Plan. The Company may apply for additional insurance to insure payment to the Company of the Recoverable Amount. The Company and the Executive agree to take any action necessary to cause the Insurer to issue the Policy. The Policy shall be subject to the terms of this Agreement.

     3.   Amount or Insurance.    Executive shall have the right to specify
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     initially the Amount, which shall not be more than 5 times Executive's
     Compensation. Executive may thereafter increase the Amount as of April 1 of any subsequent year. If Executive is not then insurable at standard rates, the additional rating shall be paid by the Company. Any increase in the Amount shall be not less than $50,000.

     4.   Ownership.    The Company shall be the owner of the Policy, and it may
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     exercise all ownership rights granted to the owner by the terms of the
     Policy except as otherwise provided in this Agreement. The Company shall keep possession of the Policy.

     5.   Dividend Option.    All dividends declared by the Insurer on the
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     Policy shall be applied to purchase additional paid-up life insurance on the life of the Executive. The dividend option will not be changed without Executive's written consent.

     6.   Payment of Premiums.
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          (a) The Company agrees to pay the total amount of each annual Policy premium on or before the due date of such premium, or within the grace period provided, if any.

          (b) Thirty (30) days prior to the due date of each annual Policy premium, the Company shall notify the Executive of the exact amount due from the Executive to the Company as a premium payment. The amount due shall be equal to the lesser of (a) the annual cost of the term life insurance protection on the life of the Executive as measured by the PS-58 rate (or substitute table) published from time to time by the Internal Revenue Service, and (b) the term rates published from time to time by the Insurer, as determined by the Insurer. The annual amount payable by Executive may be deducted ratably from Executive's Compensation.

     7.   Death Benefits.
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          (a) Upon the Executive's death, the Company will promptly take the appropriate action to obtain the death benefits provided under the Policy, and

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               (i) The Company shall be entitled to receive the excess of the total Policy proceeds over the Amount specified by Executive pursuant to
     Section 3. The receipt by the Company of the excess over the amount shall constitute satisfaction of the Executive's obligation to the Company under this Agreement; and

               (ii) the beneficiary or beneficiaries named under the Policy shall be entitled to receive the Amount which shall be paid in accordance with the settlement option elected by the Company at the Executive's request.

          (b) If at the time the Amount becomes payable because of Executive's death there is no effective beneficiary designation, the Amount shall be paid to the Executive's estate.

          (c) If any beneficiary who is entitled to receive a payment from the Company pursuant to this Agreement is a minor, the Company, in its discretion, may dispose of such amount in any one or more of the following ways:

               (i)  By payment of the Amount directly to the minor;

               (ii) By application of the Amount for the benefit of the minor;

               (iii) By payment of the Amount to a parent of the minor or to any adult person with whom the minor is living at the time or to any person who is legally qualified and is acting as guardian of the minor or of the property of the minor, provided that the parent or adult person to whom any amount is to be paid had advised the Company in writing that he or she will hold or use the Amount for the benefit of the minor.

               (iv) By payment of the Amount to a custodian selected by the Company under the appropriate Uniform Transfers to Minors Act.

          (d) If a beneficiary who is entitled to receive a payment from the Company under this Agreement is physically or mentally incapable of personally receiving and giving a valid receipt for any payment due, the payment may be made to the beneficiary's legal representative, the person's spouse, son, daughter, parent, brother, sister or other person deemed by the Company to have incurred expense for the person otherwise entitled to payment.

          (e) The selection of a method of distribution under this Section shall be in the discretion of the Company, and the Company may not be compelled to select any method it does not deem to be in the best interest of the distributee.

     8.   Policy loans.
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          (a) The Company has the right to obtain loans secured by the Policy from the Insurer or from others. The Company also has the right to assign the Policy as security for the repayment of such loans. The amount of such loans together with interest thereon shall at no time exceed the Company Cumulative Outlays. All interest charges with respect to any loans shall be paid by the Company.

          (b) If the Policy is assigned or encumbered in any way, other than a Policy Loan, on the date of the Executive's death, the Company shall secure a release or discharge of the assignment or encumbrance to ensure the prompt payment of death proceeds under the Policy to the Executive's beneficiary or beneficiaries.

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     9.   Timing of Roll-Out.    Roll-out shall occur no later than the first
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     policy anniversary on which:

          (1) the Company may retain a policy with cash surrender value equal to the Company Cumulative Outlays and with death benefits at least equal to the Recoverable Amount, and

          (2) the Executive may receive a policy with death benefits at least equal to the Amount of coverage specified by the Executive, with no outlays required to sustain this Amount based on the Dividend schedule in effect on the Roll-out date, and with no loans.

     The Executives may elect an earlier Roll-out date provided that the Company receives a policy with cash surrender value equal to Company Cumulative Outlays and with death benefits at least equal to the Recoverable Amount.

     10.  Amendment and Termination of Agreement.
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          (a) This Agreement may not be amended, altered, or modified except in writing and signed by the Company and the Executive.

          (b) This Agreement shall terminate upon the earliest to occur of any of the following events:

               (i)   Roll-out

               (ii) termination of the Executive's employment other than by reason of the death, retirement, or disability (unless the Company determines that Executive shall be treated as an active employee after a termination of employment);

               (iii) cessation of the Company's business or the bankruptcy, receivership or dissolution of the Company, unless the Company's business is continued by a successor corporation or business entity;

               (iv) termination of the Agreement by Executive upon written notice to the Company; or

               (v) termination of the Plan by the Company.

          (c) If the Executive's termination of employment with the Company is by reason of disability (as determined by the Company) or by reason of Retirement, this Agreement shall remain in full force and effect.

     11.  Disposition of Policy on Termination of Agreement.
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          (a) As of the Executive's Roll-out date, the Company shall provide the
     Policy into two policies, retaining one policy with a cash surrender value equal to the Company Cumulative Outlays and a death benefit at least equal to the Recoverable Amount. The Company shall transfer the remaining policy to the Executive.

          (b) If this Agreement is terminated because of the Executive's termination of employment for cause (as determined by the Company), the Executive shall have no rights to the Policy and shall not be permitted to effectuate a Roll-out at any time.

          (c) If this Agreement is terminated because of the Executive's termination of employment for a reason other than cause, retirement, or a disability, or pursuant to Section 10 (b) (iii) or (v) of this Agreement, the Executive,

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     at any time within thirty (30) days after his termination of employment (or longer period as allowed by the Company) shall have the absolute right to purchase all of the Company's right, title and interest in the Policy free and clear of all liens, claims or encumbrances (including any Policy loans) for cash, by tendering to the Company an amount equal to the Company's Recoverable Amount. The Executive may direct the Company to borrow against the cash value of the Policy or surrender any paid-up additions to the Policy and purchase the Policy, subject to any such Policy loan, for an amount equal to the Company's Recoverable Amount less such borrowed or cashed-in values.

     12.  Miscellaneous.
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          (a) This Agreement shall not affect any rights the Executive may otherwise have under any pension, profit sharing or other employee benefit plan established by the Company.

          (b) This Agreement shall be binding on the Company, its successors and assigns, and it shall be interpreted in accordance with the laws of West Virginia.

          (c) Except as permitted by law or by the Company's written consent, any benefits to which the Executive or his beneficiaries may become entitled under this Agreement shall not be subject to anticipation, alienation, sale, transfer, assignment, or pledge. The Company shall not be liable for, or subject to, the debts, contracts, liabilities, or torts of any person entitled benefit under this Agreement.

          (d) This Agreement shall not confer upon the Executive any legal or equitable right against the Company except as expressly provided in this Agreement, the Plan and the Policy.

          (e) Neither this Agreement, the Plan nor the Policy shall constitute an inducement or consideration for the employment of the Executive and shall not give the Executive any right to be retained in the employ of the Company, and the Company hereby retains the right to discharge the Executive at any time, with or without cause.

          (f) The Executive's interest under this Agreement, the Plan and the Policy, may be assigned by the Executive upon written notice to the Company.

          (g) If a provision of this Agreement is not valid or enforceable, that fact in no way affects the validity of enforceability of any other provision.

          In consideration of the foregoing, the Company and the Executive have executed this Agreement in duplicate, all as of the day and year first written above.

                         THE FIRST NATIONAL BANK OF BLUEFIELD

                         By:  ________________________________________

                         ____________________________________________

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